UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2009
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Amendments to the Credit Agreements

Effective July 31, 2009, Abraxas Energy Partners, L.P. (“Abraxas Energy”) entered into Amendment No. 5 to the Amended and Restated Credit Agreement, dated as of January 31, 2008, by and among Abraxas Energy, the lenders party thereto and Société Générale, as Administrative Agent, as amended and Amendment No. 5 to the Subordinated Credit Agreement dated as of January 31, 2008, by and among Abraxas Energy, the lenders party thereto and Société Générale, as Administrative Agent, as amended.  Pursuant to these amendments, among other things, the lenders permitted the monetization of Abraxas Energy’s existing commodity swaps and required that the proceeds from the monetization be used to repay outstanding indebtedness.  In addition, the lenders required that Abraxas Energy enter into new commodity swaps on a portion of its estimated production for the fourth quarter of 2009 through 2013 at prevailing market prices.

Item 7.01                      Regulation FD Disclosure

On August 3, 2009, the Company issued a press release announcing the hedge monetization and debt repayment.  The text of the press release, which is attached hereto as Exhibit 99.1, is incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                      Other Events.

On July 29, 2009, Abraxas Energy monetized its “in-the-money” commodity swaps covering a portion of its estimated production for the remainder of 2009 and continuing through 2011.  Net proceeds from the monetization were approximately $26.7 million and together with the July 2009 hedge settlement of $2.0 million, a total of $28.7 million was used to re-pay debt under Abraxas Energy’s senior secured credit facility.  After the repayment of debt on July 31, 2009, total indebtedness under Abraxas Energy’s senior secured credit facility was $95.0 million and the lenders simultaneously reduced the borrowing base to $95.0 million.

In conjunction with the monetization, Abraxas Energy was required to re-hedge a portion of its estimated production for the fourth quarter of 2009 through 2013 at prevailing market prices.

The following table sets forth our consolidated derivative contract position as of July 29, 2009:

	Fixed-Price Swaps
	OIL		GAS
Contract Periods	Daily Volume (Bbl)	Swap Price	Daily Volume (Mmbtu)	Swap Price
Q4 2009	1,354	$ 68.90	13,977	$ 4.50
2010	1,157	73.28	11,248	5.73
2011	1,034	76.61	9,576	6.52
2012	946	70.89	8,301	6.77
2013	704	80.79	5,957	6.84

Item 9.01                       Exhibits.

   (d) Exhibits

Exhibit

Number                  Description

10.1
Amendment No. 5 to the Amended and Restated Credit Agreement dated as of January 31, 2008, by and among Abraxas Energy, the lenders party thereto and Société Générale, as Administrative Agent, as amended.

10.2	Amendment No. 5 to the Subordinated Credit Agreement dated as of January 31, 2008, by and among Abraxas Energy, the lenders party thereto and Société Générale, as Administrative Agent, as amended.

99.1	Press Release dated August 3, 2009 announcing the monetization and debt repayment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:  /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated:  August 3, 2009

4